Exhibit 23.1


                    Consent of Independent Public accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 33-58560, 33-74848, 33-72162, 33-94466, 33-87542,
33-99618,  33-99620,  333-165005, 333-18245, 333-19513, 333-43833 and 333-87097.



                                              /s/ Arthur Anderson, L.L.P.

Boston,  Massachusetts
March  27,  2000
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